UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 28, 2013

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 28, 2013, Enzo Biochem, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), and on March 13, 2013 the Company entered into a non-binding Term Sheet with an established healthcare industry lender for the proposed terms of a $8.0 to $12.0 million senior secured revolving credit facility that would provide funds to the Company for general corporate and working capital purposes. The Sales Agreement is described in this Item 1.01 and the Term Sheet is described below under Item 8.01.

Under the Sales Agreement, the Company may offer and sell, from time to time, through Cantor, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $20.0 million (the “Shares”). The Company currently intends to use the net proceeds from this offering, if any, for general corporate purposes, including research and development activities, capital expenditures and working capital. Pending the application of the net proceeds, if any, the Company intends to invest such proceeds in either short-term, investment grade, interest-bearing securities or cash equivalents.

Under the Sales Agreement, Cantor may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The New York Stock Exchange, on any other existing trading market for the Common Stock or to or through a market maker. In addition, under the Sales Agreement, Cantor may sell the Shares by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell Shares if the sales cannot be effected at or above the price designated by us from time to time.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by Cantor or the Company, as permitted therein.

The Company will pay Cantor a commission of 3.0% of the aggregate gross proceeds received by the Company and has agreed to provide Cantor with customary indemnification and contribution rights. The Company has also agreed to reimburse Cantor for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Sales Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-168311), which was declared effective on August 5, 2010, the base prospectus, filed as part of such Registration Statement, and the prospectus supplement, dated March 28, 2013, filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as an exhibit to this Current Report on Form 8-K.

The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of the Sales Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Sales Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Sales Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Sales Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company.

Item 8.01     Other Events.

Non-Binding Term Sheet

On March 13, 2013, the Company entered into a non-binding Term Sheet (the “Term Sheet”) with an established healthcare industry lender (the “Lender”), for the proposed terms of a financing that would provide funds to the Company for general corporate and working capital purposes. The proposed financing consists of an $8.0 million borrowing based senior secured revolving credit facility, which may be increased to $12.0 million (the “Facility”). Borrowings under the proposed Facility will be based on eligible trade accounts receivable, as defined. The Company will grant to the Lender as security under the proposed Facility a first priority lien over all unencumbered assets of the Company, except for the Company’s intellectual property. The proposed Facility will be subject to definitive documentation and covenants to be negotiated and entered into by the Company and Lender after satisfaction of the Lender’s due diligence of the Company, anticipated to be completed in April 2013.

Other Comprehensive Income

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2012, effective in its first quarter of fiscal year 2013, the Company adopted Accounting Standards Update (“ASU”) 2011-05, “Comprehensive Income (Topic 220) – Presentation of Comprehensive Income”, as amended by ASU 2011-12 (“ASU 2011-05"). This new guidance, among other things, requires companies to present, on a retrospective basis, the components of net income and other comprehensive income (“OCI”) either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The Company is including in this Current Report on Form 8-K the effect of the application of the adoption of this new accounting guidance on its historical audited consolidated financial statements included in its 2012 Annual Report on Form 10-K. The adoption of ASU 2011-05 required a change in the format of presentation only and did not change the Company’s consolidated results of operations, financial condition or cash flows for any periods.

Exhibit 99.1 to this Form 8-K presents the retrospective application of ASU 2011-05 for each of the years ended July 31, 2012, 2011 and 2010 and should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended July 31, 2012.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated March 28, 2013, between Enzo Biochem, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of McDermott Will & Emery LLP.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

99.1	Presentation of Consolidated Statements of Comprehensive Income (Loss) for the Years Ended July 31, 2012, 2011 and 2010 after applying ASU 2011-05.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: March 28, 2013	By:	/s/ Barry W. Weiner
Barry W. Weiner
President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated March 28, 2013, between Enzo Biochem, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of McDermott Will & Emery LLP.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

99.1	Presentation of Consolidated Statements of Comprehensive Income (Loss) for the Years Ended July 31, 2012, 2011 and 2010 after applying ASU 2011-05.